Exhibit 15.2

Consent of independent registered public accounting firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No 333-204205) pertaining to the 2015 Stock Option Plan and the 2015 Free Share Plan of Cellectis S.A.;

(2) Registration Statement (Form S-8 No 333-214884) pertaining to the 2016 Stock Option Plan of Cellectis S.A.;

(3) Registration Statement (Form S-8 No 333-222482) pertaining to the 2017 Stock Option Plan of Cellectis S.A.; BSA Plan and the Free Share 2018 Plan of Cellectis S.A.;

(4) Registration Statement (Form S-8 No 333-227717) pertaining to the 2018 Stock Option Plan of Cellectis S.A.;

(5) Registration Statement (Form S-8 No 333-258514) pertaining to the 2021 Stock Option Plan and the 2021 Free Shares Plan of Cellectis S.A.;

(6) Registration Statement (Form S-8 No 333-267760) pertaining to the 2022 Stock Option Plan and the 2022 Free Shares plan of Cellectis S.A.;

(7) Registration Statement (Form S-8 No 333-273777) pertaining to the 2023 Stock Option Plan and the 2023 Free Shares Plan of Cellectis S.A.;

(8) Registration Statement (Form F-3 No. 333-265826) of Cellectis S.A.;

(9) Registration Statement (Form F-3 No. 333-284302) of Cellectis S.A; and

(10) Registration Statement (Form S-8 No. 333-284301) pertaining to the 2024 Stock Option Plan and the 2024 Free Shares Plan of Cellectis S.A;

Of our report dated April 29, 2024, with respect to the consolidated financial statements of Cellectis S.A.included in this Annual Report (Form 20-F) of Cellectis S.A for the year ended December 31, 2024.

/s/ Ernst & Young et Autres

Lille, France

March 13, 2025